Exhibit 99.2

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Copano Energy, L.L.C.

NASDAQ SYMBOL: CPNO

Coalition of Publicly Traded Partnerships

March 1, 2005

Copano Energy

Forward-Looking Statements

Forward-Looking Statements

Statements made by representatives of Copano Energy, L.L.C. (the “Company”) during this presentation may constitute “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, made by representatives of the Company during this presentation that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.

Any forward-looking statements made by representatives of the Company during this presentation are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, then the Company’s actual results may differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the Company, key customers reducing the volume of natural gas and natural gas liquids they purchase from the Company, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in the Company’s Securities and Exchange Commission filings.

The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

Copano Energy Overview

• Growth-oriented midstream energy company founded in 1992

•                  Significant pipeline growth – from 23 miles to nearly 1,500 miles

• One of the largest independent networks of natural gas pipelines in the Texas Gulf Coast region

• Second largest natural gas processing plant in the Texas Gulf Coast, third largest plant in the State of Texas

• Strong producer and customer focus

• Highly competitive and flexible services

• Provide midstream services to over 740,000 Mcf/day of natural gas

• EBITDA(1) for twelve months ended September 30, 2004 of $23.8 million

(1) EBITDA is defined as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense.  See page 25 for a reconciliation of EBITDA to net income (loss) and cash flow from operating activities.

Recent Successful IPO

IPO Date	November 2004

Securities Sold:	5,750,000

Gross Proceeds:	$115 million

IPO Price:	$20 per Common Unit

Minimum Quarterly Distribution:	$0.40 per quarter; $1.60 per year

Expected Tax Deferral:	80% (average through 2007)

Ticker / Exchange:	CPNO / NASDAQ

Unit Price Performance Since IPO

[CHART]

• Current Effective Yield: 5.9%

• 35% increase in price IPO-to-date

Copano Energy
L.L.C., not MLP

LLC Structure

[CHART]

Copano Energy, L.L.C. vs. Typical MLP

Characteristic	Typical MLP	Copano Energy, L.L.C.

Non–Taxable Entity	Yes	Yes

Tax Shield on Distributions	Yes	Yes

Tax Reporting	Form K-1	Form K-1

General Partner	Yes	No

Incentive Distribution Rights	Yes; up to 50%	No

Voting Rights	No	Yes

Attractive Distribution Yield (1)

[CHART]

(1)           MLP current yields as of February 18, 2005 from RBC MLP coverage universe

(2)           MLP Average consists of APL, XTEX, ETP, MWE, KMP, EPD, NBP, EEP

(3)           GP Average consists of XXTI, KMI, MWP

Key Advantages of LLC Structure

•                  Lower cost of capital than traditional MLP structure

•                  Common Unit distribution growth not burdened by payment of IDRs to General Partner

•                  Cost of equity always equals market yield

•                  Facilitates accretive acquisitions

•                  Enhanced ability to use LLC units as acquisition currency - more appealing to sellers (no General Partner promote)

•                  Acquisitions are more accretive at a given price

•                  Simple and fair - alignment of interests among all investors

•                  Investors share equally in all cash flows

•                  With significant ownership, management is strongly motivated to increase distributions

•                  Board of directors elected annually by all unitholders through cumulative voting

LLC Case Study – Provides Higher Cash Distribution

Comparison of Acquisition Impact to MLP at 50% IDR vs. LLC

	MLP with 50% IDR	LLC
Assumed Units Oustanding	10,000,000	10,000,000

Assumed Unit Price	$20.00	$20.00
Yield	6%	6%
Annual Unit Distributions	$1.20	$1.20

Acquisition Cost	$80,000,000	$80,000,000

Annual Distributed Cash Flow *	10,000,000	10,000,000
GP Split	50%	N/A
DCF to GP	5,000,000	N/A

DCF to LP/LLC	$5,000,000	$10,000,000

Impact of Acquisition on Distributions

50% Equity Financed
Additional units	2,000,000	2,000,000
Pro Forma Total Units	12,000,000	12,000,000

Annual Unit Distributions	$1.42	$1.83

% Increase in Unit Distributions	18%	53%

* After debt financing costs and retained cash flows

LLC Case Study – Provides Lower Cost of Equity Capital

Impact of IDR Rates on Incremental Cost of Equity

			Incremental Cost
	Current IDR Rate	Nominal Yield (1)	of Equity (2)

MLP A	50%	5.9%	11.8%

MLP B	25%	5.9%	7.9%

Copano Energy	N/A	5.9%	5.9%

(1)           Current market yield (February 18, 2005)

(2)           Reflects marginal cost of equity, assuming no change in the current IDR tier.

Asset Map

[GRAPHIC]

Copano Energy Overview

Pipelines Segment

•                  Gathering and intrastate transmission of natural gas

•                  South Texas, Coastal Waters, Central Gulf Coast and Upper Gulf Coast regions of Texas

•                  Approximately 63% of gross margin for 9/30/2004 YTD

Processing Segment

•                  Natural gas processing, conditioning and treating and NGL fractionation and transportation

•                  Approximately 37% of gross margin for 9/30/2004 YTD

[GRAPHIC]

[GRAPHIC]

Pipelines

•                  Over 1,400 miles of gathering and transmission pipelines (1)

•                  Supply sources: 257 receipt points, representing 173 producers and 3rd party shippers

•                  Capacity: 843,000 Mcf/d

•                  Average throughput: 315,216 Mcf/d for 3 months ending 9/30/04

•                  Individual regions:

•                   South Texas

•                   Upper Gulf Coast

•                   Central Gulf Coast

•                   Coastal Waters

[GRAPHIC]

(1)   Reflects 100% of the volumes from the Webb/Duval systems and includes 144 miles of pipelines comprising the Webb/Duval systems. Copano owns a non-controlling 62.5% interest in and acts as operator of Webb/DuvalGatherers, which owns the Webb/Duval systems.

Processing

•                  Straddles Kinder Morgan Texas Pipeline’s (KMTP) Laredo-to-Katy pipeline

•                  Removes NGLs received from KMTP and Central Gulf Coast Region

•                  Fractionates NGLs into separate marketable products for sale to third parties

•                  Capacity: 700,000 Mcf/d

•                  Average throughput of 551,226 Mcf/d for 3 months ending 9/30/04

•                  CO2 treating capability

•                  Ability to condition vs. fully process natural gas

•                  Significantly reduces NGL volume and commodity price exposure

•                  Major customers:

•                  Kinder Morgan, Dow, Enterprise Products Partners, TEPPCO

•                  Provides an integrated and centralized processing, conditioning and treating alternative for producers

•                  Quicker attachments

•                  Lower producer capital costs

[GRAPHIC]

Copano Business Strategy

•                  Capture growth opportunities on existing assets

•                  Pursue complementary regional acquisitions & capital projects

•                  Exploit operating flexibility of assets

•                  Expand geographic scope into attractive regions where Copano’s growth strategy could be applied

Competitive Strengths

•                  Strategic position in major natural gas supply areas in Texas

•                  Pipelines have additional capacity

•                  Proven acquisition and integration experience

•                  Integrated midstream service model

•                  Strong industry relationships with producers & customers

[GRAPHIC]

Financial Overview

Capano Energy

Gross Margin (1) Growth

[CHART]

(1) Segment gross margin is defined as revenue less cost of sales.  Cost of sales includes the following costs and expenses: cost of natural gas and NGLs purchased by Copano from third parties, cost of natural gas and NGLs purchased by Copano from affiliates, costs Copano pays third parties to transport volumes and costs the company pays affiliates to transport volumes.  See page 25 for a reconciliation of gross margin to operating income.

Financial Flexibility

Strong Capitalization…

• Debt to Capitalization Ratio (1) :	43%
• Debt to EBITDA ratio (1) :	2.4	x
• Nine member banking group led by Bank of America
• Strong institutional unitholder base
• Strong capital support for acquisitions
• Substantial funding available under existing credit facilities

(1) LTM 9/30/04 EBITDA and Pro Forma Balance Sheet

Distribution Coverage

Appendix D – Copano Energy Prospectus

Net Income (Twelve months ending 6/30/05)	$12,732
Add: Depreciation	6,755
Interest Expense	2,076
EBITDA	$21,563
Implied Quarterly EBITDA	$5,391

Cash Available from Operating surplus:	$18,581
Total Common Unit distribution coverage	1.1	x

•                  3rd Quarter 2004 EBITDA of $8.8 Million (163% of Appendix D Implied Quarterly Forecast)

•                  Strong 4th quarter environment

•                  Robust distribution coverage

•                  Actual results exceed pro-forma results from prospectus

Management and Operations Team

•                  Average 24 years experience in industry

•                  Significant acquisition and integration experience

•                          25 acquisitions completed since 1992

•                  Long-standing industry relationships enhance business development opportunities

•                  Management’s interest aligned with public through its significant ownership (21.4% of outstanding units)

•                          Common Unit option ownership throughout the organization

Exceptional Board

•                  75% of Board members are independent

Name	Primary Affiliation
William L. Thacker	Retired Chairman and C.E.O.
TEPPCO Partners, L.P.

James G. Crump	Retired Global Energy & Mining Practice Leader
PricewaterhouseCoopers

Ernie L. Danner	Executive Vice President
Universal Compression Holdings Inc.

Scott A. Griffiths	Executive Vice President and C.O.O.
Spinnaker Exploration Company

Michael L. Johnson	Retired Chairman and C.E.O.
Conoco Gas & Power

T. William Porter	Chairman and Founding Partner
Porter & Hedges, L.L.P.

Robert L. Cabes, Jr.	Principal, Global Energy Partners,
Credit Suisse First Boston

John R. Eckel, Jr.	Chairman and C.E.O.
Copano Energy

Summary / Investment Highlights

•                  Strategic asset platform with available capacity for growth

•                  Proven acquisition, expansion, and integration experience

•                  Integrated and comprehensive package of midstream services

•                  Innovative LLC structure enhances distribution growth potential

•                  Attractive yield with significant tax deferral

•                  Ambitious growth strategy

•                  Motivated management team with extensive industry experience

Reconciliation to Non-GAAP Measures

The following table includes the following non-GAAP financial measures: (1) EBITDA and (2) segment gross margin. We define EBITDA as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense. We define segment gross margin as revenue less cost of sales. Cost of sales includes the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, costs we pay third parties to transport our volumes and costs we pay our affiliates to transport our volumes. The following table presents a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP (in thousands).

						Three Months Ended September 30,		Nine Months Ended September 30,
	Year Ended December 31,
	1999	2000	2001	2002	2003	2004	2003	2004	2003
	(In thousands)
Reconciliation of total gross margin to operating income:
Operating income	$1,114	$5,591	$6,096	$4,618	$7,348	$6,483	$230	$12,983	$3,639
Add:
Operations and maintenance expenses	1,999	1,780	4,960	9,562	10,854	3,186	2,695	9,155	7,672
Depreciation and amortization	2,327	2,191	3,326	5,539	6,091	2,252	1,538	5,498	4,528
General and administrative expenses	1,120	1,460	2,171	4,177	5,849	2,387	1,316	5,884	3,962
Taxes other than income	318	331	435	891	926	247	236	748	715
Equity in (earnings) loss from unconsolidated affiliate	—	—	—	584	127	(96)	109	(263)	558
Total gross margin	$6,878	$11,353	$16,988	$25,371	$31,195	$14,459	$6,124	$34,005	$21,074

Reconciliation of EBITDA to net income (loss):
Net income (loss)	$857	$5,442	$4,052	$(1,641)	$(4,717)	$2,703	$(3,574)	$1,491	$(3,430)
Add:
Depreciation and amortization	2,327	2,191	3,326	5,539	6,091	2,252	1,538	5,498	4,528
Interest expense	303	299	2,227	6,360	12,108	3,805	3,815	11,539	7,103
EBITDA	$3,487	$7,932	$9,605	$10,258	$13,482	$8,760	$1,779	$18,528	$8,201

Reconciliation of EBITDA to cash flows from operating activities:
Cash flow from operating activities	$3,650	$4,788	$13,107	$8,865	$15,296	$4,181	$2,328	$7,706	$11,629
Add:
Cash paid for interest	233	211	946	2,543	3,033	1,302	409	3,048	1,298
Equity in earnings (loss) of unconsolidated affiliate	—	—	—	(584)	(127)	96	(109)	263	(558)
Increase (decrease) in working capital	(396)	2,933	(4,448)	(566)	(4,720)	3,181	(849)	7,511	(4,168)
EBITDA	$3,487	$7,932	$9,605	$10,258	$13,482	$8,760	$1,779	$18,528	$8,201